Exhibit 99.1

Diodes Incorporated Reports Second Quarter 2013 Financial Results

Achieves Record Revenue with Continued Gross Margin Improvement

Plano, Texas – August 7, 2013 – Diodes Incorporated (Nasdaq: DIOD), a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic and analog semiconductor markets, today reported its financial results for the second quarter ended June 30, 2013.

Second Quarter Highlights

•	Revenue was $214.4 million, an increase of 21.1 percent from the $177.0 million in the first quarter 2013, and an increase of 34.6 percent from the $159.2 million in the second quarter 2012;

•	GAAP gross profit was $61.3 million, including a $3.7 million inventory valuation adjustment related to the BCD acquisition, and GAAP gross margin was 28.6 percent;

•	Non-GAAP adjusted gross profit was $64.9 million compared to non-GAAP gross profit of $48.0 million in first quarter 2013, and non-GAAP gross profit of $41.0 million in second quarter 2012;

•	Non-GAAP adjusted gross profit margin was 30.3 percent compared to non-GAAP gross margin of 27.1 percent in first quarter 2013, and non-GAAP gross margin of 25.8 percent in the second quarter 2012;

•

GAAP net income was $8.6 million, or $0.18 per diluted share, compared to first quarter 2013 GAAP net loss of $1.9 million, or ($0.04) per share, and second quarter 2012 GAAP net income of $6.7 million, or $0.14 per diluted share;

•

Non-GAAP adjusted net income was $15.5 million, or $0.33 per diluted share, compared to non-GAAP adjusted net income of $7.5 million, or $0.16 per diluted share, in first quarter 2013, and non-GAAP adjusted net income of $6.4 million, or $0.14 per diluted share, in second quarter 2012;

•	Excluding $2.1 million of share-based compensation expense, GAAP and non-GAAP adjusted net income would have increased by $0.05 per diluted share; and

•	Achieved $29.8 million cash flow from operations, $13.3 million net cash flow, and $22.0 million of free cash flow.

Commenting on the results, Dr. Keh-Shew Lu, President and Chief Executive Officer, stated,

“Our past design win momentum and new product initiatives, combined with our first full quarter of BCD Semiconductor, contributed to the achievement of record quarterly revenue and increased market share despite the slowdown at certain major OEM customers and continued weakness in the PC market.

“During the quarter, we were also able to improve our non-GAAP gross margin to 30.3 percent, which excludes the BCD inventory valuation adjustment, due to improved product mix, lower gold prices, copper wire conversion, as well as our cost reduction efforts. Furthermore, the integration of BCD has been progressing as we move ahead of schedule in transferring BCD products into our Shanghai packaging facilities.

“Additionally, our continued revenue growth and improved cost controls are helping to move operating expenses toward our target model of 20 percent on a non-GAAP basis. As a result of these collective factors, we reported solid earnings growth and generated strong cash flow for the quarter. In summary, we expect to achieve further progress in the third quarter as we continue to successfully execute on our business model.”

Second Quarter 2013

Revenue for the second quarter 2013 was $214.4 million, which includes the first full quarter of revenue from BCD, increased 21.1 percent over the $177.0 million in the first quarter 2013 and 34.6 percent from the $159.2 million in the second quarter 2012. Revenue was up sequentially primarily due to three months of revenue contribution from BCD compared to one month in the prior quarter, as well as continued design win momentum and market share gains.

GAAP gross profit was $61.3 million, including a $3.7 million inventory valuation adjustment related to the BCD acquisition. GAAP gross profit margin was 28.6 percent.

Non-GAAP adjusted gross profit for the second quarter 2013 was $64.9 million, or 30.3 percent of revenue, compared to non-GAAP gross profit of $48.0 million, or 27.1 percent of revenue, in the first quarter 2013, and non-GAAP gross profit of $41.0 million, or 25.8 percent of revenue, in the second quarter 2012. Gross profit margin improved 320 basis points over the prior quarter as a result of improved product mix, lower gold prices, copper wire conversion, and the benefit of the Company’s cost reduction efforts.

Second quarter 2013 GAAP net income was $8.6 million, or $0.18 per diluted share, which compared to a first quarter 2013 GAAP net loss of $1.9 million, or ($0.04) per share, and second quarter 2012 GAAP net income of $6.7 million, or $0.14 per diluted share.

Second quarter 2013 non-GAAP adjusted net income was $15.5 million, or $0.33 per diluted share, which excluded, net of tax, $4.0 million of items related to the BCD acquisition, $1.8 million of non-cash acquisition-related intangible asset amortization costs, and $1.1 million of restructuring costs. This compares to non-GAAP adjusted net income of $7.5 million, or $0.16 per diluted share, in the first quarter 2013 and $6.4 million, or $0.14 per diluted share, in the second quarter 2012.

The following is a summary reconciliation of GAAP net income to non-GAAP adjusted net income and per share data, net of tax (in thousands, except per share data):

Three Months Ended June 30, 2013
GAAP net income	$8,635

GAAP diluted earnings per share	$0.18

Adjustments to reconcile net income to adjusted net income:
Inventory valuations	3,108
Restructuring	1,127
Retention costs	829
Amortization of acquisition related intangible assets	1,825

Non-GAAP adjusted net income	$15,523

Non-GAAP adjusted diluted earnings per share	$0.33

(See the reconciliation tables of net income to adjusted net income near the end of the release for further details.)

Included in second quarter 2013 GAAP and non-GAAP adjusted net income was approximately $2.1 million, net of tax, non-cash share-based compensation expense. Excluding share based compensation expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.05 per diluted share, the same amount per diluted share by which share-based compensation affected GAAP and non-GAAP adjusted net income in second quarter 2012.

EBITDA, which represents earnings before net interest expense, income tax, depreciation and amortization, for the second quarter 2013 was $30.2 million, compared to $23.1 million for the first quarter 2013 and $23.2 million for the second quarter 2012. For a reconciliation of GAAP net income to EBITDA (non-GAAP), see the table near the end of the release for further details.

As of June 30, 2013, the Company had approximately $214 million in cash and cash equivalents, and working capital was approximately $467 million.

Business Outlook

Dr. Lu concluded, “As we look to the third quarter of 2013, we expect continued revenue growth with revenue ranging between $220 million and $230 million, or up 3 to 7 percent sequentially. We expect GAAP gross margin to be 30.3 percent, plus or minus 2 percent. The BCD purchase price accounting adjustments in cost of goods sold were completed in the second quarter. Included in the third quarter gross margin guidance is the impact of a disruption in our manufacturing operations in one of our Shanghai wafer fabs due to an incident in our landlord’s power station that caused a power outage to the fab. The power outage occurred on July 26 causing some work-in-progress inventory to be scrapped and approximately one-half month of output to be lost. Full power has been restored to the manufacturing operations. GAAP operating expenses are expected to be 22.5 percent of revenue, plus or minus 1 percent. Non-GAAP operating expenses, excluding amortization of intangible expenses and acquisition-related employee retention accruals, are expected to be 21.0 percent of revenue, plus or minus 1 percent. We expect our income tax rate to range between 18 and 24 percent, and shares used to calculate GAAP EPS for the third quarter are anticipated to be approximately 48.3 million.”

Conference Call

Diodes will host a conference call on Wednesday, August 7, 2013 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its second quarter financial results. Investors and analysts may join the conference call by dialing 1-866-318-8613 and providing the confirmation code 85190859. International callers may join the teleconference by dialing 1-617-399-5132 and enter the same confirmation code at the prompt. A telephone replay of the call will be made available approximately two hours after the call and will remain available until Wednesday, August 14, 2013 at midnight Central Time. The replay number is 1-888-286-8010 with a pass code of 28094129. International callers should dial 1-617-801-6888 and enter the same pass code at the prompt. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investors section of Diodes’ website at http://www.diodes.com. To listen to the live call, please go to the Investors section of Diodes’ website and click on the conference call link at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes’ website for approximately 60 days.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor’s SmallCap 600 and Russell 3000 Index company, is a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic and analog semiconductor markets. Diodes serves the consumer electronics, computing, communications, industrial, and automotive markets. Diodes’ products include diodes, rectifiers, transistors, MOSFETs, protection devices, functional specific arrays, single gate logic, amplifiers and comparators, Hall-effect and temperature sensors; power management devices, including LED drivers, AC-DC converters and controllers, DC-DC switching and linear voltage regulators, and voltage references along with special function devices, such as USB power switches, load switches, voltage supervisors, and motor controllers. Diodes’ corporate headquarters, logistics center, and Americas’ sales office are located in Plano, Texas. Design, marketing, and engineering centers are located in Plano; San Jose, California; Taipei, Taiwan; Manchester, England; and Neuhaus, Germany. Diodes’ wafer fabrication facilities are located in Kansas City, Missouri and Manchester, with four manufacturing facilities located in Shanghai, China, and two joint venture facilities located in Chengdu, China, as well as manufacturing facilities located in Neuhaus and Taipei. Additional engineering, sales, warehouse, and logistics offices are located in Fort Worth, Texas; Taipei; Hong Kong; Manchester; Shanghai; Shenzhen, China; Seongnam-si, South Korea; Suwon, South Korea; Tokyo, Japan; and Munich, Germany, with support offices throughout the world. For further information, including SEC filings, visit Diodes’ website at http://www.diodes.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements regarding our expectation that: furthermore, the integration of BCD has been progressing as we move ahead of schedule in transferring BCD products into our Shanghai packaging facilities; additionally, our continued revenue growth and improved cost controls are helping to move operating expenses toward our target model of 20 percent on a non-GAAP basis; in summary, we expect to achieve further progress in the third quarter as we continue to successfully execute on our business model; as we look to the third quarter of 2013, we expect continued revenue growth with revenue ranging between $220 million and $230 million, or up 3 to 7 percent sequentially; we expect GAAP gross margin to be 30.3 percent, plus or minus 2 percent; the BCD purchase price accounting adjustments in cost of goods sold were completed in the second quarter; included in the third quarter gross margin guidance is the impact of a disruption in our manufacturing operations in one of our Shanghai wafer fabs due to an incident in our landlord’s power station that caused a power outage to the fab; the power outage occurred on July 26 causing some work-in-progress inventory to be scrapped and approximately one-half month of output to be lost; full power has been restored to the manufacturing operations; GAAP operating expenses are expected to be 22.5 percent of revenue, plus or minus 1 percent; non-GAAP operating expenses, excluding amortization of intangible expenses and acquisition-related employee retention accruals, are expected to be 21.0 percent of revenue, plus or minus 1 percent; and we expect our income tax rate to range between 18 and 24 percent, and shares used to calculate GAAP EPS for the third quarter are anticipated to be approximately 48.3 million. Potential risks and uncertainties include, but are not limited to, such factors as: the risk that BCD’s business will not be integrated successfully into Diodes’; the risk that the expected benefits of the acquisition may not be realized; the risk that BCD’s standards, procedures and controls will not be brought into conformance within Diodes’ operations; difficulties coordinating Diodes’ and BCD’s new product and process development, hiring additional management and other critical personnel, and increasing the scope, geographic diversity and complexity of Diodes’ operations; difficulties in consolidating facilities and transferring processes and know-how; the diversion of our management’s attention from the management of our business; the risk that we may not be able to maintain our current growth strategy or continue to maintain our current performance, costs and loadings in our manufacturing facilities; risks of domestic and foreign operations, including excessive operation costs, labor shortages, higher tax rates and our joint venture prospects; the risk of unfavorable currency exchange rates; our future guidance may be incorrect; the global economic weakness may be more severe or last longer than we currently anticipated; and other information detailed from time to time in Diodes’ filings with the United States Securities and Exchange Commission.

Recent news releases, annual reports and SEC filings are available at the Company’s website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.

Company Contact:

Diodes Incorporated

Laura Mehrl

Director of Investor Relations

P: 972-987-3959

E: laura_mehrl@diodes.com

Investor Relations Contact:

Shelton Group

Leanne Sievers

EVP, Investor Relations

P: 949-224-3874

E: lsievers@sheltongroup.com

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
NET SALES	$214,379	$159,239	$391,343	$303,902
COST OF GOODS SOLD	153,086	118,211	283,867	229,168

Gross profit	61,293	41,028	107,476	74,734
OPERATING EXPENSES
Selling, general and administrative	35,080	24,760	65,456	46,906
Research and development	12,145	8,218	22,225	15,382
Amortization of acquisition related intangible assets	2,295	1,103	4,204	2,198
Restructureing	1,535	—	1,535	—
Gain on sale of assets	—	(1,357)	42	(3,556)

Total operating expenses	51,055	32,724	93,462	60,930

Income from operations	10,238	8,304	14,014	13,804
OTHER INCOME (EXPENSES)
Interest income	323	115	403	287
Interest expense	(1,567)	(171)	(2,512)	(294)
Amortization of debt discount	—	—	—	—
Other	1,521	307	2,907	945

Total other income (expenses)	277	251	798	938
Income before income taxes and noncontrolling interest	10,515	8,555	14,812	14,742
INCOME TAX PROVISION	1,475	856	8,049	1,474

NET INCOME	9,040	7,699	6,763	13,268
Less: NET INCOME attributable to noncontrolling interest	(405)	(1,046)	(54)	(1,744)

NET INCOME attributable to common stockholders	$8,635	$6,653	$6,709	$11,524

EARNINGS PER SHARE attributable to common stockholders
Basic	$0.19	$0.15	$0.15	$0.25

Diluted	$0.18	$0.14	$0.14	$0.25

Number of shares used in computation
Basic	46,148	45,642	46,085	45,551

Diluted	47,507	46,859	47,383	46,916

Note: Throughout this release, we refer to “net income attributable to common stockholders” as “net income.”

DIODES INCORPORATED AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(in thousands, except per share data)

(unaudited)

For the three months ended June 30, 2013:

	Cost of Goods Sold	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income
Per-GAAP					$8,635

Earnings per share (Per-GAAP)
Diluted					$0.18

Adjustments to reconcile net income to adjusted net income:
Inventory valuations	3,656	—	—	(548)	3,108
Restructuring	—	1,533	—	(406)	1,127
Retention costs	—	975	—	(146)	829
Amortization of acquisition related intangible assets	—	2,295	—	(470)	1,825

Adjusted (Non-GAAP)					$15,524

Diluted shares used in computing earnings per share					47,507

Adjusted earnings per share (Non-GAAP)
Diluted					$0.33

Note: Included in GAAP and non-GAAP adjusted net income was approximately $2.1 million, net of tax, non-cash share-based compensation expense. Excluding share based compensation expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.05 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the three months ended June 30, 2012:

	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income
Per-GAAP				$6,653

Earnings per share (Per-GAAP)
Diluted				$0.14

Adjustments to reconcile net income to adjusted net income:
Amortization of acquisition related intangible assets	1,103	—	(259)	844
Gain on sale of assets	(1,330)	—	226	(1,104)

Adjusted (Non-GAAP)				$6,393

Diluted shares used in computing earnings per share				46,859

Adjusted earnings per share (Non-GAAP)
Diluted				$0.14

Note: Included in GAAP and non-GAAP adjusted net income was approximately $2.3 million, net of tax, non-cash share-based compensation expense. Excluding share based compensation expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.05 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the six months ended June 30, 2013:

	Cost of Goods Sold	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income
Per-GAAP					$6,709

Earnings per share (Per-GAAP)
Diluted					$0.14

Adjustments to reconcile net income to adjusted net income:
Inventory valuations	5,484	—	—	(823)	4,661
Acquisition costs	—	600	—	110	710
Retention costs	—	1,300	—	(195)	1,105
Restructuring	—	1,533	—	(406)	1,127
Amortization of acquisition related intangible assets	—	4,204	—	(913)	3,291
Tax expense related to tax audit	—	—	—	5,447	5,447

Adjusted (Non-GAAP)					$23,051

Diluted shares used in computing earnings per share					47,383

Adjusted earnings per share (Non-GAAP)
Diluted					$0.49

Note: Included in GAAP and non-GAAP adjusted net income was approximately $4.4 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.10 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the six months ended June 30, 2012:

	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income
`Per-GAAP				$11,524

Earnings per share (Per-GAAP)
Diluted				$0.25

Adjustments to reconcile net income to adjusted net income:
Amortization of acquisition related intangible assets	2,198	—	(549)	1,649
Gain on sale of assets	(3,452)	—	735	(2,717)

Adjusted (Non-GAAP)				$10,456

Diluted shares used in computing earnings per share				46,916

Adjusted earnings per share (Non-GAAP)
Diluted				$0.22

Note: Included in GAAP and non-GAAP adjusted net income was approximately $4.6 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.10 per share.

ADJUSTED NET INCOME (Non-GAAP)

This measure consists of generally accepted accounting principles (“GAAP”) net income, which is then adjusted solely for the purpose of adjusting for inventory valuations, restructuring, acquisition costs, retention costs, amortization of acquisition related intangible assets, tax payments related to tax audit and gain on sale of assets, as discussed below. Excluding inventory valuations, restructuring, acquisition costs, retention costs, tax payments related to tax audit and gain on sale of assets provides investors with a better depiction of the Company’s operating results and provides a more informed baseline for modeling future earnings expectations. Excluding the amortization of acquisition related intangible assets allows for comparison of the Company’s current and historic operating performance. The Company excludes the above listed items to evaluate the Company’s operating performance, to develop budgets, to determine incentive compensation awards and to manage cash expenditures. Presentation of the above non-GAAP measures allows investors to review the Company’s results of operations from the same viewpoint as the Company’s management and Board of Directors. The Company has historically provided similar non-GAAP financial measures to provide investors an enhanced understanding of its operations, facilitate investors’ analyses and comparisons of its current and past results of operations and provide insight into the prospects of its future performance. The Company also believes the non-GAAP measures are useful to investors because they provide additional information that research analysts use to evaluate semiconductor companies. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies. For example, we do not adjust for any amounts attributable to noncontrolling interest. The Company recommends a review of net income on both a GAAP basis and non-GAAP basis be performed to get a comprehensive view of the Company’s results. The Company provides a reconciliation of GAAP net income to non-GAAP adjusted net income.

Detail of non-GAAP adjustments:

Inventory valuations – The Company excluded cost incurred for inventory valuations. The Company adjusted the inventory acquired from the BCD Semiconductor Manufacturing Limited (“BCD”) acquisition to account for the reasonable profit allowance for the selling effort on finished goods inventory and the reasonable profit allowance for the completing and selling effort on the work–in-progress inventory. This non-cash adjustment to inventory is not recurring in nature. The Company believes the exclusion of inventory valuations provides investors an enhanced view of certain costs the Company may incur from time to time and facilitates comparisons with the results of other periods that may not reflect such costs.

Restructuring – The Company has recorded restructuring charges to reduce its cost structure in order to enhance operating effectiveness and improve profitability. These restructuring activities related to our UK development team and the closure of our New York sales office. These restructuring charges are excluded from management’s assessment of the Company’s operating performance. The Company believes the exclusion of the restructuring charges provides investors an enhanced view of the cost structure of the Company’s operations and facilitates comparisons with the results of other periods that may not reflect such charges or may reflect different levels of such charges.

Acquisition costs – The Company excluded costs associated with acquiring BCD, which consisted of advisory, legal and other professional and consulting fees. These costs were expensed in the first quarter of 2013 as that was when the costs were incurred and services were received of which, the corresponding tax adjustments were made for the non-deductible portions of these expenses. The Company believes the exclusion of the acquisition related costs provides investors an enhanced view of certain costs the Company may incur from time to time and facilitates comparisons with the results of other periods that may not reflect such costs.

Retention costs – The Company excluded costs accrued within operating expenses in regard to the $5 million employee retention plan in connection with the BCD acquisition. The retention payments are payable at the 12, 18 and 24 month anniversaries of the acquisition with the majority of the cost occurring in the first 12 months. Although these retention costs will be recurring every quarter until the final retention payment has been made, they are not part of the employees normal annual salaries and therefore being excluded. The Company believes the exclusion of retention costs provides investors an enhanced view of certain costs the Company may incur from time to time and facilitates comparisons with the results of other periods that may not reflect such costs.

Amortization of acquisition related intangible assets – The Company excluded the amortization of its acquisition related intangible assets including developed technologies and customer relationships. The fair value of the acquisition related intangible assets, which was allocated to the assets through purchase accounting, is amortized using straight-line methods which approximate the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the applicable assets. The Company believes the exclusion of the amortization expense of acquisition related assets is appropriate as a significant portion of the purchase price for its acquisitions was allocated to the intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. In addition, the Company excluded the amortization expense as there is significant variability and unpredictability across other companies with respect to this expense.

Tax expense related to tax audit – The Company excluded additional tax expense in regard to a tax audit of the China tax authorities. The China government audited the Company’s High and New Technology Enterprise (“HNTE”) status for the years 2009 through 2011 and determined there was an underpayment for the tax year 2011. The Company has been approved for the HNTE status for 2012 through 2014. Given that 2011 is an isolated occurrence, the additional tax and any penalties and interest associated with the audit are being excluded. The Company believes the exclusion of tax expense related to tax audit provides investors an enhanced view of certain costs the Company may incur from time to time and facilitates comparisons with the results of other periods that may not reflect such costs.

Gain on sale of assets – The Company excluded the gain recorded for the sale of assets. During the second quarter 2012, the Company sold an intangible asset located in Europe and this gain was excluded from management’s assessment of the Company’s core operating performance as this long-lived asset was a non-core intellectual asset. The Company believes the exclusion of the gain on sale of assets provides investors an enhanced view of a gain the Company may incur from time to time and facilitates comparisons with results of other periods that may not reflect such gains.

Adjusted Earnings per Share (Non-GAAP)—This non-GAAP financial measure is the portion of the Company’s GAAP net income assigned to each share of stock, excluding inventory valuations, restructuring, acquisition costs, retention costs, amortization of acquisition related intangible assets, tax payments related to tax audit and gain on sale of assets, as discussed above. Excluding inventory valuations, restructuring, acquisition costs, retention costs, tax payments related to tax audit and gain on sale of assets provides investors with a better depiction of the Company’s operating results and provides a more informed baseline for modeling future earnings expectations. Excluding the amortization of acquisition related intangible assets allows for comparison of the Company’s current and historic operating performance, as described in further detail above. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies. The Company recommends a review of diluted earnings per share on both a GAAP basis and non-GAAP basis be performed to obtain a comprehensive view of the Company’s results. Information on how these share calculations are made is included in the reconciliation tables provided.

ADJUSTED GROSS PROFIT

Adjusted gross profit (Non-GAAP) - This measure consists of GAAP gross profit, which is then adjusted solely for the purpose of adjusting for inventory valuations (as described above) related to the acquisition of BCD. Excluding inventory valuations provides investors with a better depiction of the Company’s gross profit and provides a more informed baseline for modeling future gross profit. Presentation of the non-GAAP measure allows investors to review the Company’s results of operations from the same viewpoint as the Company’s management and Board of Directors. The Company has historically provided similar non-GAAP financial measures to provide investors an enhanced understanding of its operations, facilitate investors’ analyses and comparisons of its current and past results of operations and provide insight into the prospects of its future performance. The Company also believes the non-GAAP measure is useful to investors because it provides additional information that research analysts use to evaluate semiconductor companies. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies.

	Three Months Ended	Three Months Ended	Three Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012
	unaudited	unaudited	unaudited
GAAP gross profit	$61,293	$46,183	$41,028

GAAP gross profit margin	28.6%	26.1%	25.8%
Adjustments to reconcile GAAP gross profit
to non-GAAP adjusted gross profit:
Inventory valuations	3,656	1,828	—

Non-GAAP adjusted gross profit	$64,949	$48,011	$41,028

Non-GAAP gross profit margin	30.3%	27.1%	25.8%

CASH FLOW ITEMS

Free cash flow (FCF) (Non-GAAP)

FCF for the second quarter of 2013 is a non-GAAP financial measure, which is calculated by taking cash flow from operations less capital expenditures. For the Second quarter of 2013, the amount was $22.0 million ($29.8 million less (-) ($7.8 million). FCF represents the cash and cash equivalents that we are able to generate after taking into account cash outlays required to maintain or expand property, plant and equipment. FCF is important because it allows us to pursue opportunities to develop new products, make acquisitions and reduce debt.

CONSOLIDATED RECONCILIATION OF NET INCOME TO EBITDA

EBITDA represents earnings before net interest expense, income tax provision, depreciation and amortization. Management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties, such as financial institutions in extending credit, in evaluating companies in our industry and provides further clarity on our profitability. In addition, management uses EBITDA, along with other GAAP and non-GAAP measures, in evaluating our operating performance compared to that of other companies in our industry. The calculation of EBITDA generally eliminates the effects of financing, operating in different income tax jurisdictions, and accounting effects of capital spending, including the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization expense. EBITDA is not a recognized measurement under GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, income from operations and net income, each as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures used by other companies. For example, our EBITDA takes into account all net interest expense, income tax provision, depreciation and amortization without taking into account any attributable to noncontrolling interest. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.

The following table provides a reconciliation of net income to EBITDA (in thousands, unaudited):

	Three Months Ended June 30,
	2013	2012
Net income (per-GAAP)	$8,635	$6,653
Plus:
Interest expense, net	1,244	56
Income tax provision	1,475	856
Depreciation and amortization	18,877	15,590

EBITDA (Non-GAAP)	$30,231	$23,155

	Six Months Ended June 30,
	2013	2012
Net income (per-GAAP)	$6,709	$11,524
Plus:
Interest expense, net	2,109	7
Income tax provision	8,049	1,474
Depreciation and amortization	36,435	31,363

EBITDA (Non-GAAP)	$53,302	$44,368

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

ASSETS

(in thousands)

	June 30, 2013	December 31, 2012
	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$213,546	$157,121
Accounts receivable, net	181,878	152,073
Inventories	186,786	153,293
Deferred income taxes, current	12,305	9,995
Prepaid expenses and other	48,371	18,928

Total current assets	642,886	491,410

PROPERTY, PLANT AND EQUIPMENT, net	331,287	243,296
DEFERRED INCOME TAXES, non current	31,959	36,819
OTHER ASSETS
Goodwill	86,233	87,359
Intangible assets, net	56,319	44,337
Other	22,890	16,842

Total assets	$1,171,574	$920,063

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

LIABILITIES AND EQUITY

(in thousands, except share data)

	June 30, 2013	December 31, 2012
	(unaudited)
CURRENT LIABILITIES
Lines of credit	$4,507	$7,629
Accounts payable	107,047	64,072
Accrued liabilities	63,070	41,139
Income tax payable	1,456	678

Total current liabilities	176,080	113,518

LONG-TERM DEBT, net of current portion	209,337	44,131
OTHER LONG-TERM LIABILITIES	58,246	41,974

Total liabilities	443,663	199,623

COMMITMENTS AND CONTINGENCIES
EQUITY
Diodes Incorporated stockholders’ equity
Preferred stock - par value $1.00 per share; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock - par value $0.66 2/3 per share; 70,000,000 shares authorized; 46,327,031 and 46,010,815 issued and outstanding at June 30, 2013 and December 31, 2012, respectively	30,885	30,674
Additional paid-in capital	288,284	280,571
Retained earnings	406,505	399,796
Accumulated other comprehensive loss	(41,070)	(33,856)

Total Diodes Incorporated stockholders’ equity	684,604	677,185

Noncontrolling interest	43,307	43,255

Total equity	727,911	720,440
Total liabilities and equity	$1,171,574	$920,063